UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   October 22, 2007
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code:   716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On Monday, October 22, 2007, Minrad International, Inc. offered the holders of warrants to acquire its Common Stock (at exercise prices between $0.75 and $3.85) an incentive if the holders exercise their warrants for cash during the period from October 26, 2007 to November 26, 2007. A warrant holder who exercises warrants for cash during the period will receive 0.15 additional shares for each $3.85 paid in exercise price.
As of October 19th, 2007 the Company had approximately 7.5 million warrants outstanding. If all of these warrants were exercised for cash during the period from October 26, 2007 to November 26, 2007, approximately 634,000 additional shares would be issued.

MINRAD INTERNATIONAL, INC. (Registrant)

October 22, 2007	By:	/s/ WILLIAM H. BURNS, JR.

William H. Burns, Jr. Chairman and CEO